Exhibit 1.1

Execution Version

ATLAS PIPELINE PARTNERS, L.P.

5,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June 18, 2008

WACHOVIA CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

UBS SECURITIES LLC

As Representatives of the several Underwriters

named in Schedule I attached hereto,

c/o Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule I (the “Underwriters”) an aggregate of 5,000,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”), upon the terms and conditions set forth in Section 2. In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 750,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership and the general partner of Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). The Partnership is the sole limited partner of the Operating Partnership and the sole stockholder of Atlas Pipeline Finance Corporation, a Delaware corporation (“APL Finance”).

Each of Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company (“Ohio LLC”), Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company (“Pennsylvania LLC”), Atlas Pipeline New York, LLC, a Pennsylvania limited liability company (“New York LLC”), Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company (“Mid-Continent LLC”), APC Acquisition, LLC, a

Delaware limited liability company (“APC LLC”), and Atlas Pipeline Tennessee, LLC, a Pennsylvania limited liability company (“Tennessee LLC”), is a direct, wholly-owned subsidiary of the Operating Partnership. Pennsylvania LLC is the sole member of Atlas McKean, LLC (“Atlas McKean”). Mid-Continent LLC is the sole member of Elk City Oklahoma GP, LLC, a Delaware limited liability company (“Elk City GP”), the general partner of Elk City Oklahoma Pipeline, L.P., a Texas limited partnership (“Elk City”), the sole limited partner of Elk City, the sole member of Atlas Arkansas Pipeline LLC, an Oklahoma limited liability company (“Arkansas Pipeline LLC”), the sole member of Mid-Continent Arkansas Pipeline, LLC, an Arkansas limited liability company (“Mid-Continent Pipeline LLC”), the sole member of Atlas Chaney Dell, LLC, a Delaware limited liability company (“Atlas Chaney”), the sole member of Saddleback Pipeline, LLC, a Delaware limited liability company (“Saddleback LLC”), and the sole member of Atlas Midkiff, LLC, a Delaware limited liability company (“Atlas Midkiff”). Arkansas Pipeline LLC owns a 74% general partner interest and a 1% limited partner interest, and Mid-Continent Pipeline LLC owns a 25% general partner interest, in NOARK Pipeline System, Limited Partnership, an Arkansas limited partnership (“NOARK”). NOARK is the sole member of Ozark Gas Transmission, L.L.C., an Oklahoma limited liability company (“OGT”), Ozark Gas Gathering, L.L.C., an Oklahoma limited liability company (“OGG”) and NOARK Energy Services, L.L.C., an Oklahoma limited liability company (“NOARK Energy Services”). Elk City is the sole member of ECOP Gas Company, LLC, a Delaware limited liability company (“ECOP”). Atlas Chaney owns a 100% Class B controlling interest in Atlas Pipeline Mid-Continent WestOk, LLC, a Delaware limited liability company (“WestOk”) and Atlas Midkiff owns a 100% Class B controlling interest in Atlas Pipeline Mid-Continent WestTex, LLC, a Delaware limited liability company (“WestTex”). WestTex is the sole stockholder of Setting Sun Pipeline Corporation, a Delaware corporation (“Sun Pipeline”). For purposes of this Agreement, each of Ohio LLC, Pennsylvania LLC, New York LLC, Tennessee LLC, APC LLC, APL Finance, Mid-Continent LLC, Atlas McKean, Elk City, Elk City GP, Arkansas Pipeline LLC, Mid-Continent Pipeline LLC, NOARK, OGT, OGG, NOARK Energy Services, ECOP, Atlas Chaney, Saddleback LLC, Atlas Midkiff, WestOk, WestTex and Sun Pipeline is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.”

The Partnership, the General Partner, the Operating Partnership and the Subsidiaries are sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities excluding the General Partner are sometimes referred to herein collectively as the “Partnership Group.” The Partnership, the General Partner and the Operating Partnership are sometimes referred to herein collectively as the “Atlas Parties.”

This underwriting agreement (the “Agreement”) is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

On June 17, 2008, Atlas America, Inc., a Delaware corporation (“Atlas America”), Atlas Pipeline Holdings, L.P., a Delaware limited partnership (“Atlas Holdings”), and the Partnership entered into that certain Unit Purchase Agreement (the

“Unit Purchase Agreement”) providing for the issuance and sale by the Partnership to Atlas America of 1,112,000 Common Units and to Atlas Holdings of 278,000 Common Units (together with the Common Units to be sold to Atlas America, the “Private Sale Units”) at a price of $36.0192 per unit (the “Private Placement”).

Section 1. Representations, Warranties and Agreements of the Atlas Parties.

The Atlas Parties, jointly and severally, represent, warrant and agree that:

(a) Registration; Definitions; No Stop Order. A registration statement on Form S-3 (File No. 333-127961) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives of the Underwriters (the “Representatives”). As used in this Agreement:

(i) “Applicable Time” means 8:30 a.m. (New York City time) on June 19, 2008;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the pricing information set forth on Annex 1 hereto;

(vi) “Prospectus” means the final prospectus supplement relating to the Units, including the accompanying base prospectus, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including the Pricing Disclosure Package and the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424 of the Rules and Regulations on or prior to the date hereof. Any reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Preliminary Prospectus, or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Partnership meets the requirements for use of Form S-3 under the Securities Act.

(b) Registration Statement, the Most Recent Preliminary Prospectus, the Prospectus and the Incorporated Documents Conform to the Requirements of the Securities Act. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(d) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) No Material Misstatements or Omissions in the Incorporated Documents. The Incorporated Documents, when filed with the Commission, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date, did not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(h) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.

The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(i) Partnership Not an “Ineligible Issuer.” At (i) the time of the initial filing of the Registration Statement and (ii) the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, the Partnership was not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(j) Formation and Qualification of the Partnership and the Operating Partnership. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Pricing Disclosure Package, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, assets or results of operations of the Partnership Group taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(k) Formation and Qualification of the Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and is duly registered or qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(l) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership or the Operating Partnership to any material liability or disability.

(m) Ownership of the General Partner; Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership; such general partner interest has been duly and validly authorized and issued in accordance with the agreement of limited partnership of the Partnership (as the same may be further amended or restated on or prior to any Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of any liens, encumbrances, security interests, equities, charges and other claims (collectively, “Liens”) other than those created by or arising under Atlas Pipeline Holdings, L.P.’s Revolving Credit Facility, dated July 26, 2006 with Wachovia Bank, National Association, as amended (the “Holdings Credit Facility”).

(n) Capitalization. As of the date of the Pricing Disclosure Package, other than the Units to be offered hereby and any rights to acquire Common Units and receive distributions pursuant to Atlas Pipeline Partners Long-Term Incentive Plan (“LTIP”), the Partnership has no limited partner interests issued and outstanding other than the following:

(A) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner;

(B) 40,000 6.5% cumulative convertible preferred units representing limited partner interests (“Convertible Preferred Units”) held by Sunlight Capital Partners, LLC; and

(C) 38,782,448 Common Units, of which 33,306,195 are issued to the General Partner (the “Sponsor Units”) and 5,476,253 are issued to public unitholders; all of such Incentive Distribution Rights, Convertible Preferred Units, Common Units and limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of such Sponsor Units and Incentive Distribution Rights free and clear of all Liens, other than those arising under the Holdings Credit Facility.

(o) Valid Issuance of the Units. The Units have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Units conform to the descriptions thereof contained in the Pricing Disclosure Package.

(p) Valid Issuance of the Private Sale Units. At the Delivery Date, the Private Sale Units and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to Atlas America and Atlas Holdings against payment therefor in accordance with the terms of the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); the Private Sale Units confirm to the descriptions thereof contained in the Pricing Disclosure Package).

(q) Ownership of the General Partner Interests in the Operating Partnership. The General Partner is the sole general partner of the Operating Partnership, and has a 1.0101% general partner interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be further amended or restated on or prior to any Delivery Date, the “Operating Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, other than those arising under the Holdings Credit Facility.

(r) Ownership of the Limited Partner Interests in the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Partnership’s Revolving Credit and Term Loan Agreement, dated July 27, 2007 with Wachovia Bank, National Association, as amended (the “APL Credit Facility”).

(s) Ownership of the Membership Interests in the General Partner. Holdings owns, directly or through wholly-owned subsidiaries, 100% of the membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to any Delivery Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and Holdings, directly or through wholly-owned subsidiaries, owns all of such membership interests free and clear of any Liens, other than those arising under the Holdings Credit Facility.

(t) Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, the equity interests in each of the Subsidiaries set forth on Schedule II, free and clear of all Liens, except for any Liens arising under the APL Credit Facility. Such equity interests were duly authorized and validly issued in accordance with the organizational documents of the Subsidiaries (as the same may be amended or restated at or prior to any Delivery Date, the “Subsidiary Organizational Documents”), and all such equity interests (other than general partner interests) are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be affected by the Delaware General Corporation Law, Sections 8931 of the Pennsylvania Limited Liability Company Act, the Oklahoma Limited Liability Company Act, Section 4-43-607 of the Arkansas Limited Liability Company Act and Section 18-607 of the Delaware LLC Act, as applicable).

(u) No Other Subsidiaries. Other than its 1.0101% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at each Delivery Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 98.9899% limited partner interest in the Operating Partnership and 100% interest in APL Finance and (ii) the Partnership’s ownership (directly or indirectly) of the equity interests in each of the Subsidiaries as set forth on Schedule II, neither the Partnership nor the Operating Partnership owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v) No Preemptive Rights, Registration Rights or Options. Except as disclosed in the Registration Statement, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue any partner interests in the Partnership or any equity interests in any other Partnership Entity, (ii) there are no preemptive rights, resale rights, rights of first refusal or other rights to purchase any partner interests in the Partnership or any equity interests in any other Partnership Entity, nor any restriction upon voting or transfer of any partnership or membership interests in any of the Partnership Entities and (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise. Except for such rights that have been waived, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership. Except as described in the Pricing Disclosure Package, there are no outstanding options or warrants to purchase (A) any Common Units, Convertible Preferred Units, Incentive Distribution Rights or other interests in the Partnership or (B) any interests in the General Partner, the Operating Partnership, or any other member of the Partnership Group other than rights to acquire Common Units and receive distributions pursuant to the LTIP.

(w) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration

Statement and the Pricing Disclosure Package. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Atlas Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Units and the Private Sale Units, the execution and delivery by Atlas Parties of this Agreement, the execution by the Partnership of the Unit Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement, shall have been validly taken.

(x) Authorization, Execution, Delivery and Enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by the Atlas Parties, and constitutes the valid and legally binding agreement of each of the Atlas Parties, enforceable against each of them in accordance with its terms.

(y) Authorization, Execution, Delivery and Enforceability of the Unit Purchase Agreement. The Unit Purchase Agreement has been duly authorized, executed and delivered by the Partnership, and constitutes the valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

(z) Enforceability of Other Agreements.

(i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(ii) The Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms; and

(iii) The Subsidiary Organizational Documents that are limited liability company agreements or limited partnership agreements have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 1(z), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(aa) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Private Sale Units, the execution, delivery and performance of this Agreement by the Atlas Parties and the Unit Purchase Agreement by the Partnership, or the consummation by the Atlas Parties of the transactions contemplated hereby or thereby, or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Pricing Disclosure Package, (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of the agreement of limited partnership, limited liability company agreement, or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or affected, (iii) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their assets or properties in a proceeding to which any of them or other property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults could have a Material Adverse Effect or could materially impair the ability of any of the Atlas Parties to perform their obligations under this Agreement or the ability of the Partnership to perform its obligations under the Unit Purchase Agreement.

(bb) No Integration. No Partnership Entity has sold or issued any Common Units during the six-month period preceding the date of the Pricing Disclosure Package, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Common Units issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans.

(cc) No Adverse Change. Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since such date, there has not been any change in the capitalization or long-term debt of the General Partner or of the Partnership Group, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, securityholders’ equity, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(dd) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby at the respective dates and for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected historical financial data included in or incorporated by reference into the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(ee) Pro Forma Financial Statements. The unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package complies in all material respects with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Atlas Parties, reasonable; the pro forma adjustments give appropriate effect to those assumptions; the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements; and no other pro forma financial information is required to be included in the Registration Statement or the Pricing Disclosure Package.

(ff) Independent Public Accountants. Grant Thornton LLP, who has certified certain financial statements of the Partnership Group and the General Partner, and whose report is included or incorporated by reference in the Pricing Disclosure Package and who has delivered the letter referred to in Section 7(f) hereof, are and has been, during the periods covered by the financial statements on which they reported, an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(gg) Independent Public Accountants. KPMG LLP, who has certified certain financial statements of the Partnership Group, and whose report is included or incorporated by reference in the Pricing Disclosure Package and who has delivered the letter referred to in Section 7(f) hereof, are and has been, during the periods covered by the financial statements on which they reported, an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(hh) Title to Properties. Each of the Partnership Entities has (A) good and marketable title to all of the properties and assets described in the Pricing Disclosure Package as owned by it, free and clear of all Liens (except for (i) taxes not yet payable,

(ii) as described in the Pricing Disclosure Package and the financial statements included or incorporated therein by reference and (iii) such Liens as do not detract from the value thereof and do not materially interfere with the use thereof taken as a whole as such properties and assets have been used in the past and are proposed to be used in the future). All assets held under lease or license by the members of the Partnership Group are held under valid, subsisting and enforceable leases or licenses, with such exceptions (i) as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used as described in the Pricing Disclosure Package or (ii) that would not have a Material Adverse Effect.

(ii) Insurance. Each of the Partnership Entities carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(jj) Intellectual Property. Each of the Partnership Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and none of the Atlas Parties are aware of any claim to the contrary or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(kk) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Atlas Parties after due inquiry, threatened, to which any of the Partnership Entities or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(ll) Legal Proceedings to be Described or Filed. Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement or the Pricing Disclosure Package but are not described as required; and to the best knowledge of the Partnership Entities, no such proceedings are threatened by governmental authorities or by others.

(mm) Contracts to be Described or Filed. There are no contracts, agreements or other documents that are required to be described in the Pricing Disclosure Package or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and

Regulations thereunder that have not been described in the Pricing Disclosure Package or filed as exhibits to the Registration Statement.

(nn) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any member of the Partnership Group on the one hand, and the securityholders, customers or suppliers of any member of the Partnership Group, the directors or officers of the General Partner, or any affiliate of a member of the Partnership Group, on the other hand, that is required to be described in the Pricing Disclosure Package, that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(oo) No Labor Dispute. Except as described in the Pricing Disclosure Package, no labor disturbance by the employees of any Partnership Entity (and to the extent they perform services on behalf of any Partnership Entity, employees of Atlas America or any affiliate of Atlas America), exists or, to the knowledge of the Atlas Parties, is imminent or threatened, which might be expected to have a Material Adverse Effect.

(pp) ERISA. The Partnership and the General Partner are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or the Partnership would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” for which the General Partner or the Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and the Partnership and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(qq) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith. No tax deficiency has been determined adversely to any Partnership Entity which has had (nor do the Atlas Parties have any knowledge of any tax deficiency which, if determined adversely to any Partnership Entity, might have) a Material Adverse Effect.

(rr) Conduct of Business. Since the date as of which information is given in the Pricing Disclosure Package through the date hereof, and except as may otherwise be disclosed in the Pricing Disclosure Package, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(ss) Books and Records; Accounting Controls. The Partnership Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements and to maintain accountability for the Partnership’s consolidated assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(tt) No Defaults. None of the Partnership Entities (i) is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or other organizational or governing documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any material license, permit, certificate, franchise or other governmental or regulatory authorization or permit necessary to the ownership or leasing of its property or to the conduct of its business, except in the case of clauses (ii) and (iv) as would not have a Material Adverse Effect.

(uu) No Consents. No permit, consent, approval, certificate, authorization or order of any person, court, governmental agency or body is required in connection with the execution, delivery and performance of, or the consummation by any of the Partnership Entities of the transactions contemplated by this Agreement and the Unit Purchase Agreement, except (i) such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, and (ii) such permits, consents, approvals, certificates and similar authorizations which have been, or prior to the Delivery Date will be, obtained.

(vv) Payment or Receipt of Funds. No Partnership Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Atlas Parties, threatened.

(xx) OFAC. None of the Partnership Entities nor, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) Environmental Compliance. The Partnership Entities are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or releases of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package. None of the Partnership Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(zz) Investment Company. Neither the General Partner nor any member of the Partnership Group is, or, as of each Delivery Date after giving effect to the application of the net proceeds as described in the Pricing Disclosure Package, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(aaa) Derivatives. Except as described in the Pricing Disclosure Package and the Prospectus, since March 31, 2008 none of the Partnership Entities has entered into any material natural gas or oil future option contracts, swaps, collar contracts, interest rate swaps or other derivative instruments.

(bbb) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package to be conducted, and (ii) such rights-of-way the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect; other than as set forth in the Pricing Disclosure Package, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not (x) have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the Pricing Disclosure Package to be conducted or (y) individually or in the aggregate, result in a Material Adverse Effect; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

(ccc) Permits. Each of the Partnership Entities has such consents, licenses, franchises and certificates of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package, subject to such qualifications as may be set forth in the Pricing Disclosure Package and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits and no event has occurred that would prevent such permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ddd) Rate Regulation of Partnership Entities. Except as disclosed in the Pricing Disclosure Package, none of the Partnership Entities is subject to rate or terms of service regulation under federal or state law.

(eee) Disclosure Controls and Procedures. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures (i) are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s chief executive officer and chief financial officer by others within those entities, particularly during the periods in which the periodic reports under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Atlas Parties are not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who would have a significant role in the Partnership’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(fff) Sarbanes-Oxley. The Partnership, and to the knowledge of the Partnership Entities, the directors and officers of the General Partner in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(ggg) FINRA Affiliations. Except for Anthem Securities, Inc., a wholly-owned subsidiary of Atlas America, to the Partnership’s and the General Partner’s knowledge, there are no affiliations or associations between any member of FINRA and any of the General Partner’s, the Partnership’s or any Subsidiary’s officers, managing board members or 5% or greater securityholders, except as set forth in the Registration Statement and the Pricing Disclosure Package.

(hhh) Prohibition on Dividends. Neither the Operating Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or making other distributions to its partners, members or shareholders, from repaying to its partners, members or shareholders any loans or advances or from transferring any of its property or assets to the Partnership, the Operating Partnership or another Subsidiary, except as described in the Registration Statement and the Pricing Disclosure Package.

(iii) Relationships with Underwriters. Except as disclosed in the Registration Statement and the Pricing Disclosure Package, none of the Partnership Entities (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters or to settle any derivative position with any affiliate of the Underwriters.

(jjj) Effect of Certificates. Each certificate signed by or on behalf of any Partnership Entity and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Underwriters as to the matters covered thereby.

(kkk) No Distribution of Other Offering Materials. The Atlas Parties have not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented.

(lll) Market Stabilization. None of the Atlas Parties has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(mmm) Private Placement. The offer, sale and delivery of the Private Sale Units in the Private Placement was exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and no Partnership Entity has taken any action that would cause the loss of such exemption.

Section 2. Purchase of the Units by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto.

In addition, the Partnership grants to the Underwriters an option to purchase up to an aggregate of 750,000 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more common units than the number of Firm Units in the offering and as provided in Section 4 hereof. The Option Units shall be purchased severally for the account of the Underwriters in proportion to the aggregate number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Units other than in 100 Unit amounts.

The price of both the Firm Units and any Option Units shall be $36.0192 per Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Units by the Underwriters.

Upon authorization by the Underwriters of the release of the Firm Units, the Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

Section 4. Delivery of and Payment for the Units.

Delivery of and payment for the Firm Units shall be made at the offices of Ledgewood, P.C. beginning at 9:30 a.m., New York, New York time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representatives for the account of each of the Underwriters in book entry form through the facilities of The Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The Option granted in Section 2 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Partnership) beginning at 9:30 a.m., New York, New York time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

Section 5. Further Agreements of the Atlas Parties.

Each the Atlas Parties covenants and agrees with each Underwriter:

(a) The Partnership will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. The Partnership will make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein and will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof. The Partnership will file promptly all reports and other documents required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering and sale of the Units, and will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or for additional information, and in the event of the issuance of any stop order or of any order preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) The Partnership will furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) The Partnership will deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Pricing Disclosure Package, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference into the Pricing Disclosure Package or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Applicable Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into to the Prospectus in order to comply with the Securities Act or the Exchange Act, the Partnership will notify the Representatives and, upon their request, will file such document and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) The Partnership will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus, any amendment to any document incorporated by reference in the Prospectus, or any prospectus pursuant to Rule 424 of the Rules and Regulations, the Partnership will furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

(f) The Atlas Parties will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives;

(g) The Partnership will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof through the completion of the offering of the Units any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such documents and to prepare and furnish without charge to the Underwriters as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus, that will correct such conflict, statement or omission or effect such compliance;

(h) As soon as practicable after the Effective Date, the Partnership will make generally available to its securityholders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(i) For a period of two years following the Effective Date, the Partnership will furnish to the Underwriters copies of all materials furnished by the Partnership to its securityholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and such other information concerning the Partnership as the Underwriters may reasonably request;

(j) The Partnership will from time to time take such action as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership where it is not now so qualified or to file a general consent to service of process in any jurisdiction where it is not now subject;

(k) The Atlas Parties will not, without the prior written consent of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., for a period of sixty (60) days from the date of the Prospectus (the “Lock-Up Period”), directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to any Common Units or securities convertible, exercisable or exchangeable into Common Units (nothing in this subsection (3) shall prevent the Partnership from filing an automatically effective registration statement as a well-known seasoned issuer) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc.; and will cause each person or entity specified in Section 7(n) to furnish to you, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of sixty (60) days from the date of the Prospectus, without the prior written consent of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc.;

(l) The Partnership will apply for the supplemental listing of the Units and the Private Sale Units on the New York Stock Exchange, and will use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

(m) The Partnership will apply the net proceeds from the offering of the Units and the Private Sale Units as set forth in the Prospectus;

(n) The Atlas Parties will take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become an “investment company” as defined in the Investment Company Act of 1940, as amended;

(o) The Atlas Parties will not, directly or indirectly, take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; and

(p) During the Lock-Up Period, the Atlas Parties agree not waive, amend or otherwise modify the provisions of Section 2.05 of the Registration Rights Agreement, dated as of July 27, 2007, without the prior written consent of the Representatives.

Section 6. Expenses.

The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority of the terms of sale of the Units; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(j) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units and the costs and charges of any transfer agent or registrar; (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Partnership and the cost of any aircraft chartered in connection with the road show; (j) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

Section 7. Conditions of Underwriters Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Atlas Parties contained herein, to the performance by the Atlas Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.

(b) The Representatives shall not have discovered or disclosed to the Partnership or the General Partner on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Ledgewood, P.C. shall have furnished to the Underwriters their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, with respect to the matters set forth in Exhibit B to this Agreement.

(e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from each of Grant Thornton LLP and KPMG LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter or letters from each of Grant Thornton LLP and KPMG referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent registered public accounting firms within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(h) On each Delivery Date, the General Partner shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the Chairman of the Managing Board, the President or a Vice President and the Chief Financial Officer of the General Partner stating that:

(i) the representations, warranties and agreements of the Atlas Parties contained in this Agreement are true and correct at and as of such Delivery Date; the Atlas Parties have complied with all their agreements and satisfied all the conditions contained herein; and the conditions set forth in Section 7(a), Section 7(i) and Section 7(j) have been fulfilled;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) they have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and (A) the Registration Statement, as of the Effective Date, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date and as of such Delivery Date, did not and do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Pricing Disclosure Package and the Prospectus, in light of the circumstances under which the statements were made, and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus;

(i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Partnership Entities or (B) since such date there shall not have been any material adverse change in the partners’ or members’ capital, or short-term or long-term debt of the Partnership Entities or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, securityholders’ equity or results of operations of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause

(A) or (B), makes it in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j) Subsequent to the execution and delivery of this Agreement, if any debt securities of any of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (i) no downgrading shall have occurred in the rating accorded such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The purchase and sale of the Private Sale Units pursuant to the Unit Purchase Agreement shall have been consummated on the terms contained therein.

(m) The New York Stock Exchange, Inc. shall have approved the Units and the Private Sale Units for supplemental listing, subject only to official notice of issuance.

(n) On or prior to the First Delivery Date, pursuant to Section 5(k) hereof, the General Partner shall have furnished to you a letter substantially in the form of Exhibit A hereto from each of its executive officers and directors.

(o) The Partnership Entities shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

(a) The Atlas Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, and any person who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or in any written or electronically produced materials or information provided electronically to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Partnership, whether in person or electronically (the “Marketing Materials”), (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any Marketing Material, any material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Atlas Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Atlas Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package, the

Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any such amendment or supplement thereto or in any Marketing Material in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Atlas Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Atlas Parties, their employees, the officers and directors of the General Partner, and any person who controls the Atlas Parties within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Atlas Parties or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, (ii) the omission or alleged omission to state in the Pricing Disclosure Package, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the Atlas Parties and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Atlas Parties or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Atlas Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Atlas Parties under this Section 8 if (i) the Partnership and the Underwriters shall have so mutually agreed; (ii) the Atlas Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Atlas Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Atlas Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel (plus local counsel if necessary) shall be paid by the Atlas Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Atlas Parties, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Atlas Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Atlas Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Atlas Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Atlas Parties acknowledge that the table of underwriters, the statements set forth in the first, third, eighth, ninth, twelfth, thirteenth and sixteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.

Section 9. Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 10% of the total number of Units to be purchased on such Delivery Date. If the foregoing maximum is exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the non-defaulting Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the non-defaulting Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Atlas Parties, except that the Atlas Parties will continue to be liable for the payment of expenses to the extent set forth in Section 6 and Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Atlas Parties for damages, including expenses paid by the Partnership pursuant to Section 6 and Section 11, caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Atlas Parties prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(i) or Section 7(j) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

Section 11. Reimbursement of Underwriters’ Expense.

If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Atlas Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters obligations hereunder required to be fulfilled by any of the Atlas Parties is not fulfilled, the Atlas Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Atlas Parties shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Atlas Parties shall not be obligated to reimburse the Underwriters on account of those expenses.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Wachovia Capital Markets, LLC, Attention: Equity Syndicate, 375 Park Avenue, New York, New York 10152 (Fax: (212) 214-8918); and

(b) if to the Atlas Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: President, Atlas Pipeline Partners GP, LLC (Fax: (412) 262-4613).

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Atlas Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

Section 12. Research Independence.

The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the

Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by the Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

Section 13. No Fiduciary Duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Atlas Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Atlas Parties, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Atlas Parties in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Atlas Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to any of the Atlas Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, you acknowledge that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests. Each of the Atlas Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Atlas Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

Section 14. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Atlas Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Atlas Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the General Partner within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15. Survival.

The respective indemnities, representations, warranties and agreements of the Atlas Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16. Definition of the Terms “Business Day” and “Subsidiary”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section 17. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages to Follow]

If the foregoing correctly sets forth the agreement among the Atlas Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP LLC,
its General Partner

	By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

ATLAS PIPELINE PARTNERS GP, LLC

	By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC,
its General Partner

	By:	/s/ Matthew A. Jones
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

Accepted:

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Lear Beyer
Authorized Representative

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sean Dolan
Authorized Representative

LEHMAN BROTHERS INC.

By:	/s/ Victoria Hale
Authorized Representative

UBS SECURITIES LLC

By:	/s/ Amit Jhunjhunwala
Authorized Representative

By:	/s/ Robert Waldron
Authorized Representative

Annex 1

Pricing Disclosure

Units Offered: 5,000,000

Price to Public: $37.52

Settlement Date: June 24, 2008

SCHEDULE I

ATLAS PIPELINE PARTNERS, L.P.

Underwriter	Number of Firm Units to be Purchased
Wachovia Capital Markets, LLC	1,100,000
Citigroup Global Markets Inc.	1,100,000
Lehman Brothers Inc.	850,000
UBS Securities LLC	850,000
RBC Capital Markets Corporation	300,000
Banc of America Securities LLC	125,000
Credit Suisse Securities (USA) LLC	125,000
Friedman, Billings, Ramsey & Co., Inc.	125,000
J.P. Morgan Securities Inc.	125,000
SMH Capital Inc.	125,000
Stifel, Nicolaus & Company, Incorporated	125,000
Wells Fargo Securities, LLC	50,000

Total	5,000,000

SCHEDULE II

ATLAS PIPELINE PARTNERS, L.P.

LIST OF OPERATING SUBSIDIARIES

Subsidiary	Ownership Percentage	Jurisdiction
Atlas Pipeline Finance Corporation	100%	Delaware
Atlas Pipeline Ohio, LLC	100%	Pennsylvania
Atlas Pipeline Pennsylvania, LLC	100%	Pennsylvania
Atlas Pipeline New York, LLC	100%	Pennsylvania
Atlas Pipeline Mid-Continent LLC	100%	Delaware
APC Acquisition, LLC	100%	Delaware
Atlas Pipeline Tennessee, LLC	100%	Pennsylvania
Atlas McKean, LLC	100%	Pennsylvania
Elk City Oklahoma GP, LLC	100%	Delaware
Elk City Oklahoma Pipeline, L.P.	100%	Texas
Atlas Arkansas Pipeline LLC	100%	Oklahoma
Mid-Continent Arkansas Pipeline, LLC	100%	Arkansas
Atlas Chaney Dell, LLC	100%	Delaware
Atlas Midkiff, LLC	100%	Delaware
NOARK Pipeline System, Limited Partnership	100%	Arkansas

Ozark Gas Transmission, LLC	100%	Oklahoma
Ozark Gas Gathering, LLC	100%	Oklahoma
NOARK Energy Services, LLC	100%	Oklahoma
ECOP Gas Company, LLC	100%	Delaware
Atlas Pipeline Mid-Continent WestOk, LLC	100% Class B Controlling Interest	Delaware
Atlas Pipeline Mid-Continent WestTex, LLC	100% Class B Controlling Interest	Delaware
Setting Sun Pipeline Corporation	100%	Delaware
Saddleback Pipeline, LLC	100%	Delaware

Exhibit A

LOCK-UP LETTER AGREEMENT

WACHOVIA CAPITAL MARKETS, LLC

CITIGROUP GLOBAL MARKETS INC.

LEHMAN BROTHERS INC.

UBS SECURITIES LLC

As Representatives of the several Underwriters

c/o Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Dear Sirs:

The undersigned understands that you, as the underwriters (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Atlas Parties providing for the purchase by you of common units (“Common Units”), representing a limited partner interest in Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, (other than Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 60 days after the date of the final Prospectus relating to the Offering.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit B

Opinion of Ledgewood

(i) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited liability company, limited partnership or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Pricing Disclosure Package. Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Ownership of the General Partner; Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 1.0101% general partner interest in the Partnership as a general partner; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Partnership Agreement or arising under the Holdings Credit Facility.

(iii) Capitalization. The Sponsor Units, the Incentive Distribution Rights and the partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the General Partner owns all of the Incentive Distribution Rights and the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel other than those created by or arising under the Delaware LP Act or the Partnership Agreement or arising under the Holdings Credit Facility.

(iv) Valid Issuance of the Firm Units. The Firm Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered against payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

B-1

(v) Valid Issuance of the Private Sale Units. The Private Sale Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered against payment therefor in accordance with the Unit Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act).

(vi) Ownership of the General Partner Interests in the Operating Partnership. The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement or arising under the Holdings Credit Facility.

(vii) Ownership of the Limited Partner Interests in the Operating Partnership. The Partnership is the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest as a limited partner in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel other than those created by or arising under the Delaware LP Act or the Operating Partnership Agreement or arising under the APL Credit Facility.

(viii) Ownership of the Membership Interests in the General Partner. Holdings owns, directly or through wholly-owned subsidiaries, 100% of the membership interests in the General Partner; such membership interests have been duly authorized, validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Holdings owns, directly or through wholly-owned subsidiaries, such membership interests free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, other than those created by or arising under the Delaware LLC Act or the Holdings Credit Facility.

(ix) Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, the equity interests of the Subsidiaries as set forth in Schedule II hereto free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Oklahoma or Arkansas or the Commonwealth of Pennsylvania naming the applicable owner of such Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Oklahoma or Arkansas or the Commonwealth of Pennsylvania, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the APL Credit Facility, the Delaware LLC Act, the DGCL, the Pennsylvania Limited Liability Company Act, the Arkansas Limited Liability Company Act or the Oklahoma Limited Liability Company Act. Such equity interests were duly authorized and validly issued in accordance with the Subsidiary Organizational Documents, and all such equity interests (other than general partner interests) are fully paid (to the extent required under the Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be affected by the DGCL, the Pennsylvania Limited Liability Company Act, the Oklahoma Limited Liability Company Act, Section 4-43-607 of the Arkansas Limited Liability Company Act and Section 18-607 of the Delaware LLC Act, as applicable).

(x) No Preemptive Rights, Registration Rights or Options. Except (a) as disclosed in the Registration Statement, and (b) for rights of the creditors under the Holdings Credit Facility or the APL Credit Facility, to the best of the knowledge of such counsel (i), no person has the right, contractual or otherwise, to cause the Partnership to issue any partner interests in the Partnership or any equity interests in any other Partnership Entity, (ii) there are no preemptive rights, resale rights, rights of first refusal or other rights to purchase any partner interests in the Partnership or any equity interests in any other Partnership Entity, nor any restriction upon voting or transfer of any partner interests in the Partnership or any equity interests in any other Partnership Entity, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise. To the knowledge of such counsel and except as described in the Prospectus and the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, other than as have been waived. To the knowledge of such counsel, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Sponsor Units, Incentive Distribution Rights or other interests in the Partnership or (B) any interests in the General Partner, the Operating Partnership or any other member of the Partnership Group, other than rights to acquire Common Units and receive current distributions pursuant to the LTIP.

(xi) Authority and Authorization. The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and the Pricing Disclosure Package and the Private Sale Units in accordance with and upon the terms set forth in the Unit Purchase Agreement, the Partnership Agreement, the Registration Statement and the

Pricing Disclosure Package. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Atlas Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Units and the Private Sale Units, the execution and delivery by Atlas Parties of this Agreement, the execution by the Partnership of the Unit Purchase Agreement and the consummation of the transactions contemplated by this Agreement and the Unit Purchase Agreement, shall have been validly taken.

(xii) Authorization, Execution and Delivery of this Agreement. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties.

(xiii) Authorization, Execution, Delivery and Enforceability of the Unit Purchase Agreement. The Unit Purchase Agreement has been duly authorized, executed and delivered by the Partnership.

(xiv) Enforceability of Other Agreements.

(A) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(B) The Operating Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms; and

(C) The Subsidiary Organizational Documents that are limited liability company agreements or limited partnership agreements have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this opinion xiv, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xv) No Conflicts. None of the offering, issuance and sale by the Partnership of the Firm Units and the Private Sale Units, the execution, delivery and performance by the Atlas Parties of the Underwriting Agreement and the Unit Purchase Agreement by the Partnership, or the consummation of the transactions contemplated hereby or thereby or the application of the proceeds from the sale of the Units and the Private Sale Units as described under “Use of Proceeds” in the Pricing Disclosure Package, (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of the agreement of limited partnership, limited liability company agreement or other organizational documents of any of the Partnership Entities or of Atlas America or Atlas Holdings, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities, Atlas America or Atlas Holdings is a party or by which any of them or it, as the case may be, or any of their respective properties or its properties, as the case may be, may be bound, (C) violates or will violate any federal statute, law, rule or regulation, the DGCL, the Delaware LP Act, the Delaware LLC Act, the laws of the Commonwealth of Pennsylvania or, to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Pennsylvania or Delaware court or regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their assets or properties in a proceeding to which any of them or other property is a party (except that no opinion is expressed with respect to antifraud laws, rules or regulations or state securities laws, rules or regulations), or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities, in the case of clauses (B), (C) or (D), which conflicts, breaches, violations or defaults could have a Material Adverse Effect.

(xvi) Legal Proceedings to be Described or Filed. To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject which are required to be described in the Prospectus and are not so described and (B) there are no contracts, agreements or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

(xvii) No Defaults. To the knowledge of such counsel, none of the Partnership Entities (A) is in breach or violation of the provisions of its limited liability company agreement, agreement of limited partnership, or other organizational documents or (B) is in breach or default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or in violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect.

(xviii) No Consents. No permit, consent, approval, certificate, authorization or order of any federal or state court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Partnership Entities of the transactions contemplated by the Underwriting Agreement and the Unit Purchase Agreement, except such permits, consents, approvals, certificates and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel expresses no opinion.

(xix) Investment Company. Neither the General Partner nor any member of the Partnership Group is, or after giving effect to the application of the net proceeds as described in the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xx) Permits. To the knowledge of such counsel, each of the Partnership Entities has such permits, consents, licenses, franchises and authorizations (“permits”) of governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package, subject to such qualifications as may be set forth in the Pricing Disclosure Package, and except for such permits which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of such counsel, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxi) Private Placement. It is not necessary in connection with the offer, sale and issuance of the Private Sale Units pursuant to the Unit Purchase Agreement to register such Private Sale Units under the Securities Act.

(xxii) Accuracy of Statements. The statements contained in the Prospectus under the captions “Conflicts of Interest and Fiduciary Responsibilities,” “Our Partnership Agreement,” “Tax Consequences” and the statements in the Partnership’s annual report on Form 10-K for the year ended December 31, 2007 under the captions “Item 1: Business—General,” “Item 1: Business—Investment Partnerships,” “Item 1: Business—Contracts and Customer Relationships,” “Item 1: Business—Our Relationship with Atlas Energy and Atlas America,” “Item 1: Business—Regulation,” “Item 1: Business—Environmental Matters,” “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Partnership Distributions,” “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations—Term Loan and Credit Facility,” “Item 7A: Quantitative and Qualitative Disclosures About Market Risk—General,” and the statements in the Prospectus under the caption “Summary—The Offering” and “Summary—Recent Developments,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Firm Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Prospectus under the captions “Summary–The Offering,” and “Description of Common Units.”

(xxiii) Tax Opinion. Such counsel confirms its opinion, filed as Exhibit 8.1 to the Registration Statement pursuant to a Current Report on Form 8-K dated June 23, 2008; you may rely upon that opinion as if it were addressed to you.

(xxiv) Registration Statement; No Stop Order. The Registration Statement was declared effective under the Securities Act on September 7, 2005; the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xxv) Registration Statement and Pricing Disclosure Package Conform to the Requirements of the Securities Act and the Exchange Act. The Registration Statement, on the Effective Date and on the applicable Delivery Date, the Pricing Disclosure Package, on its date and on the applicable Delivery Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date (except for the financial statements and notes and financial schedules and other financial, statistical and accounting data contained or incorporated by reference therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

(xxvi) Incorporated Documents Conform to the Requirements of the Exchange Act and the Securities Act. The Incorporated Documents, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable and the rules and regulations of the Commission thereunder, and did not, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (other than (i) the financial statements and statistical data included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other historical and pro forma financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package (other than (i) the financial statements and statistical data included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other historical and pro forma financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus (other than (i) the financial statements and statistical data included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other historical and pro forma financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the General Partner, the Partnership and the Subsidiaries, and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the General Corporation Law of the State of Delaware and the laws of the Commonwealth of Pennsylvania, (D) state that they express no opinion with respect to the title of any of the General Partner, the Partnership and the Subsidiaries to any of their respective real or personal property and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the General Partner, the Partnership and the Subsidiaries may be subject.